Exhibit 99.1

AVIS BUDGET GROUP PLANS TO ANNOUNCE
THIRD QUARTER 2006 RESULTS ON NOVEMBER 8

Conference Call to Discuss Results Planned for November 9, 2006

PARSIPPANY, N.J., October 31, 2006 - Avis Budget Group, Inc. (NYSE: CAR) announced today that it plans to report its third quarter 2006 results after the market close on November 8, 2006 and host a conference call to discuss such results on November 9, 2006 at 9:00 a.m. Eastern time.

The Company noted, however, that the timing for release of the Company’s third quarter results could be delayed and that it expects to request a five-day extension, to November 14, for the filing of its third quarter Form 10-Q. A delay would be primarily due to completing the additional calculations required by the large volume of transactions that occurred during the third quarter related to the separation of Cendant Corporation, including the spin-offs of Realogy Corporation and Wyndham Worldwide Corporation and the sale of Travelport, Inc. In addition, the separation requires the Company to present historical account balances and activities for Realogy, Wyndham Worldwide and Travelport as discontinued operations. The Company does not expect that any delay in filing would be related to the Company’s vehicle rental business operated by Avis Budget Car Rental, LLC. Furthermore, the Company expects that it will provide the unaudited financial statements of Avis Budget Car Rental as required under Avis Budget Car Rental’s indenture.

The Company also noted that its former PHH Corporation subsidiary filed a Current Report on Form 8-K on October 30, 2006 in which PHH reiterated that the resolution of certain accounting matters is expected to result in changes to PHH’s previously filed financial statements. The Company continues to believe that such accounting matters will not have a material impact on its financial results for the relevant periods; however, since PHH has neither re-filed its prior financial statements nor, to the Company’s knowledge, completed its evaluation of all of such accounting matters, the Company is unable to complete its assessment of whether and how these accounting matters will affect the Company’s previously filed financial statements.

Investor Conference Call
Investors may access the November 9 call live at www.avisbudgetgroup.com or by dialing (719) 785-9449. A web replay will be available at www.avisbudgetgroup.com following the call. A telephone replay will be available from 2:00 p.m. (ET) on November 9, 2006 until 8:00 p.m. on November 16, 2006 at (719) 457-0820, access code: 1630349.

About Avis Budget Group, Inc.
Avis Budget Group is a leading provider of vehicle rental services, with operations in more than 70 countries. Through its Avis and Budget brands, the company is the largest general-use vehicle rental company in each of North America, Australia, New Zealand and certain other regions. Avis Budget Group is headquartered in Parsippany, N.J. and has more than 30,000 employees. For more information about Avis Budget Group, visit www.avisbudgetgroup.com.

Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the Company’s ability to complete the calculations required by the transactions related to the separation of Cendant Corporation in order to meet the Company’s planned timing for the release of its third quarter earnings and Form 10-Q and the receipt of additional information from PHH that is inconsistent with the information received to date. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward looking statements are specified in Avis Budget's 10-Q for the three months ended June 30, 2006, including under headings such as "Forward-Looking Statements", "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Except for the Company's ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Media Contacts
    John Barrows             Susan McGowan
    (973) 496-7865         (973) 496-3916

Investor Contact
    David Crowther
    (973) 496-7277

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